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                                 NASH-FINCH COMPANY
                                PROFIT SHARING PLAN
                                   1994 REVISION

                           THIRD DECLARATION OF AMENDMENT


Pursuant to the retained power of amendment contained in Section 11.1 of the instrument entitled "Nash-Finch Company Profit Sharing Plan -- 1994 Revision," the undersigned hereby amends such instrument in the manner described below.

1.   A new Exhibit C is added thereto in the form attached hereto.

2.   Section 5.2 thereof is amended to read as follows:

     "5.2 INVESTMENT DIRECTIONS. (A) Each new Participant will direct the manner in which contributions to his or her Accounts will be invested among the investment funds maintained pursuant to Section 5.1. Investment directions must be made in five percent increments and may be made separately with respect to the Participant's Pre-Tax Contribution Account and with respect to the aggregate of his or her Profit Sharing Contribution and Rollover Accounts. Each direction must be made, in accordance with Plan Rules, in conjunction with the Participant's enrollment in the Plan. To the extent a Participant fails to direct Account investments, the Accounts will be invested in accordance with Plan Rules.

           (B) A Participant may direct a change in the manner in which his or her Accounts will be invested among the investment funds maintained pursuant to Section 5.1. Such a direction is subject to the rules set forth in Subsection (A), and will be effective as soon as administratively practicable after the Trustee receives the direction from the Participant in accordance with Plan Rules.

           (C) Plan Rules will include procedures that provide Participants with the opportunity to obtain written confirmation of investment directions made pursuant to this section."

3.   Section 12.27 thereof is amended to read as follows:

     "12.27 QUALIFIED EMPLOYEE. A 'Qualified Employee' is any individual who performs services for a Participating Employer as a common-law employee and is classified by the Participating Employer at the time the services are performed as a common-law employee (without regard to any subsequent reclassification), excluding however, any such individual who is -

           (a) covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative


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     and the Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan; or

           (b) a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

     In addition, any individual who performs services for Bellefontaine IGA Federal as a common-law employee, is classified by Bellefontaine IGA Federal at the time the services are performed as a common-law employee (without regard to any subsequent reclassification) and was a participant in the Super Food Services, Inc. 401(k) Savings Plan on March 31, 1997 is a Qualified Employee for purposes of the Plan and Bellefontaine IGA Federal is a Participating Employer with respect to such an individual. To the extent required by the Code or Treasury Regulations, the limitations in
     Article IX will be applied to Participants who are Qualified Employees of Bellefontaine IGA Federal as if such Participants participated in a separate plan maintained by an employer that is not an Affiliated Organization.

The foregoing amendments are effective as of April 1, 1997.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 27th day of March, 1997.


                                           NASH FINCH COMPANY


          Attest:/s/ Norman R. Soland      By /s/ Alfred N. Flaten
                 ----------------------      --------------------------
                  Secretary                    President





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                                 NASH-FINCH COMPANY
                                PROFIT SHARING PLAN

                                     EXHIBIT C

              SPECIAL RULES APPLICABLE TO CERTAIN FORMER PARTICIPANTS
                IN THE SUPER FOOD SERVICES, INC. 401(k) SAVINGS PLAN


This exhibit sets forth special rules applicable to Participants whose account balances under the Super Food Services, Inc. 401(k) Savings Plan (the "Super Food Plan") were transferred to the Trust in connection with the merger of the Super Food Plan with an into the Plan effective as of March 31, 1997 (the "Merger"). For purposes of this exhibit, such a Participant is referred to as a "Super Food Participant."

1. ACCOUNTS. The balance of a Super Food Participant's accounts under the Super Food Plan will be transferred to Accounts under the Plan as follows:

     (a) The balance of the Super Food Participant's "before-tax contributions account" under the Super Food Plan, if any, will be transferred to his or her Pre-Tax Contribution Account; and

     (b) The balance of the Super Food Participant's "rollover account" under the Super Food Plan, if any, will be transferred to his or her Rollover Account.

2. LOANS. Any loan outstanding under the Super Food Plan at the time of the Merger will remain outstanding under the Plan in accordance with the terms of such loan. No new loans will be made or permitted on or after the date of the Merger.

3. PRIOR ACTIONS. Beneficiary designations and related spousal consents made pursuant to the Super Food Plan prior to the Merger and in effect as of the date of the Merger will remain in effect for purposes of the Plan until revoked or withdrawn or otherwise made void pursuant to the terms of the Plan.